The information in this prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(to Prospectus dated April 22, 2013)	Registration No. 333-187888

SUBJECT TO COMPLETION DATED MARCH 17, 2014

● Shares of Common Stock

We are offering up to ● shares of our Common Stock.  The shares of Common Stock will be sold for a purchase price equal to $● per share. For a description of our common stock, see the section entitled “Description of Capital Stock—Common Stock” beginning on page 4 of the accompanying prospectus.

Our common stock is currently listed on The NASDAQ Capital Market under the symbol “OXBT”. The last reported sale price of our common stock on The NASDAQ Capital Market on March 14, 2014 was $6.41 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement.

	Per Share		Maximum Offering Amount
Public offering price	$	●	$	●
Underwriting discount	$	●	$	●
Proceeds, before expenses, to Oxygen Biotherapeutics, Inc.	$	●	$	●

We estimate the total expenses of this offering, excluding the underwriting discounts, will be approximately $150,000. The underwriters expect that delivery of the securities being offered pursuant to this prospectus supplement will be made to purchasers on or about March 21, 2014.

The underwriters may purchase up to an additional ● shares from us at the public offering price, less the underwriting discount, within 45 days from the date of this prospectus supplement to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Ladenburg Thalmann & Co. Inc.	MTS Securities, LLC

The date of this prospectus supplement is March ●, 2014

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-2
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS	S-2
SUMMARY	S-3
RISK FACTORS	S-6
USE OF PROCEEDS	S-7
DILUTION	S-7
DESCRIPTION OF COMMON STOCK	S-8
UNDERWRITING	S-8
WHERE YOU CAN FIND MORE INFORMATION	S-10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-11
LEGAL MATTERS	S-11
EXPERTS	S-12

Prospectus

ABOUT THIS PROSPECTUS	2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
ABOUT OXYGEN BIOTHERAPEUTICS, INC.	3
RISK FACTORS	3
USE OF PROCEEDS	4
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF WARRANTS	11
PLAN OF DISTRIBUTION	12
WHERE YOU CAN FIND MORE INFORMATION	13
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	14
LEGAL MATTERS	14
EXPERTS	14

i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus or information incorporated by reference herein. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of these documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we are offering to sell shares of our common stock, which we refer to herein as the securities, using this prospectus supplement and the accompanying prospectus. In this prospectus supplement, we provide you with specific information about the securities that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our securities being offered and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus as well as additional information described under “Incorporation of Certain Documents by Reference” on page S-11 of the prospectus supplement before investing in our securities.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context requires otherwise, in this prospectus supplement and the accompanying prospectus the terms “Oxygen Biotherapeutics,” “we,” “us” and “our” refer to Oxygen Biotherapeutics, Inc., a Delaware corporation.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Information set forth in this prospectus supplement and the prospectus and the information they incorporate by reference may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  All information relative to future markets for our products and trends in and anticipated levels of revenue, gross margins and expenses, as well as other statements containing words such as “believe,” “project,” “may,” “will,” “anticipate,” “target,” “plan,” “estimate,” “expect” and “intend” and other similar expressions constitute forward-looking statements.  These forward-looking statements are subject to business, economic and other risks and uncertainties, both known and unknown, and actual results may differ materially from those contained in the forward-looking statements.  Examples of risks and uncertainties that could cause actual results to differ materially from historical performance and any forward-looking statements include, but are not limited to, the risks described under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, in our most recent Annual Report on Form 10-K, as well as any subsequent filings with the SEC.  Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements.  Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made.  You should read carefully this prospectus supplement, the prospectus, and any related free writing prospectuses that we have authorized for use in connection with this offering, together with the information incorporated herein or therein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect.  We hereby qualify all of our forward-looking statements by these cautionary statements.  Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

SUMMARY

This summary is not complete and does not contain all of the information you should consider before investing in the securities offered by this prospectus and prospectus supplement. You should read this summary together with the entire prospectus supplement and prospectus, including our financial statements, the notes to those financial statements, and the other documents identified under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement, before making an investment decision. See the Risk Factors section of this prospectus supplement on page S-6 for a discussion of the risks involved in investing in our securities.

Oxygen Biotherapeutics, Inc.

Company Overview

We are a specialty pharmaceutical company focused on developing and commercializing drugs for critical care patients. Our principal business objective is to acquire, or discover, develop, and commercialize novel therapeutic products for disease indications that represent significant areas of clinical need and commercial opportunity. Our lead product is levosimendan, which was acquired in an asset purchase agreement with Phyxius Pharma, Inc..  Levosimendan is a calcium sensitizer developed for intravenous use in hospitalized patients with acutely decompensated heart failure. The treatment is currently approved in more than 50 countries for this indication.  The United States Food and Drug Administration, or FDA, has granted Fast Track status for levosimendan for the reduction of morbidity and mortality in cardiac surgery patients at risk for developing Low Cardiac Output Syndrome, or LCOS.  In addition, the FDA has agreed to the Phase 3 protocol design under Special Protocol Assessment (SPA), and provided guidance that a single successful trial will be sufficient to support approval of levosimendan in this indication.

We are also developing Oxycyte®, a systemic perfluorocarbon, or PFC, product we believe is a safe and effective oxygen carrier for use in situations of acute ischemia. Oxycyte has been successful in two clinical trials and is currently being evaluated in a Phase II-b clinical trial for the treatment of traumatic brain injury, or TBI.

Strategy

Our current strategy is to:

●	Efficiently conduct clinical development to establish clinical proof of concept with our lead product candidates;

●	Advance the development of the PFC therapeutic modality and supporting capabilities;

●	Efficiently explore new high-potential therapeutic applications, leveraging third-party research collaborations and our results from related areas;

●	Continue to expand our intellectual property portfolio; and

●	Enter into licensing or product co-development arrangements in certain areas, while out-licensing opportunities in non-core areas.

We believe that this strategy will allow us to develop a portfolio of high quality product development opportunities, expand our clinical development and commercialization capabilities, and enhance our ability to generate value from our proprietary technologies.

Opportunities and Trends

We are moving forward with plans to initiate the phase 3 trial for levosimendan. Duke University’s Duke Clinical Research Institute or DCRI has been selected to conduct the Phase 3 trial. DCRI is the world’s largest academic clinical research organization, with substantial experience in conducting cardiac surgery trials. The DCRI will serve as the coordinating center and Drs. John H. Alexander and Rajendra Mehta as lead investigators for the Phase 3 trial.

The Phase 3 trial will be conducted in approximately 50 major cardiac surgery centers in North America.  The trial will enroll patients undergoing coronary artery bypass graph and/or mitral valve surgery who are at risk for developing LCOS.  The trial will be a double blind, randomized, placebo controlled study seeking to enroll 760 patients.  It is expected that enrollment will begin in the third quarter of 2014, and will take approximately 18 months to complete.  We are currently in the planning phase of the program.

We continue to execute on our strategic plan, which calls for resuming our Phase II-B clinical trials for STOP-TBI (Safety and Tolerability of Oxycyte in Patients with Severe non-Penetrating Traumatic Brain Injury); supporting our collaborations to gather proof-of-concept data for additional therapeutic areas with unmet medical needs; and continuing our business development efforts to expand our product portfolio. We also continue to progress Oxycyte through the regulatory approval process by conducting a comprehensive group of preclinical studies to confirm the safety profile of our product.  These studies are particularly focused on platelet activity and immunocompetence. We believe these actions position us well to drive future growth and create stockholder value.

As we focus on the development of our existing products and product candidates, we also continue to position ourselves to execute upon licensing and other partnering opportunities. In order to do so, we will need to continue to maintain our strategic direction, manage and deploy our available cash efficiently and strengthen our collaborative research development and partner relationships.

During fiscal year 2014 we are focused on the following four key initiatives:

●	Conducting well-designed studies early in the clinical development process to establish a robust foundation for subsequent development, partnership and expansion into complementary areas;

●	Working with collaborators and partners to accelerate product development, reduce our development costs, and broaden our commercialization capabilities;

●	Gaining regulatory approval for the continued development and commercialization of our products in the United States; and

●	Developing new intellectual property to enable us to file patent applications that cover new applications of our existing technologies and product candidates.

Corporate Information

Our principal executive offices are located at ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560, and our telephone number is (919) 855-2100.  Our Internet address is http://www.oxybiomed.com. The information on our website is not incorporated by reference into this prospectus, and you should not consider it part of this prospectus.

Oxygen Biotherapeutics was originally formed as a New Jersey corporation in 1967 under the name Rudmer, David & Associates, Inc., and subsequently changed its name to Synthetic Blood International, Inc.  Effective June 30, 2008, we changed the domiciliary state of the corporation to Delaware and changed the company name to Oxygen Biotherapeutics, Inc.

THE OFFERING

Issuer	Oxygen Biotherapeutics, Inc.

Securities being offered by us	● shares of common stock

Offering price	$● per share

Over-allotment option	● shares of common stock

Shares of common stock outstanding before this offering	17,153,510 shares

Common stock to be outstanding after this offering	● shares

Use of proceeds
We intend to use the net proceeds received from the sale of the securities for furthering our clinical trials and efforts to obtain regulatory approval for Levosimendan and Oxycyte, developing our other product candidates, supporting manufacturing of Levosimendan and Oxycyte, research and development and general corporate purposes. See “Use of Proceeds.”

Risk Factors
Investing in our securities involves a high degree of risk.  See the “Risk Factors” section of this prospectus supplement on page S-6 and in the documents we incorporate by reference in this prospectus supplement for a discussion of factors you should consider carefully before deciding to invest in our securities.

The number of shares of common stock outstanding before and after the offering is based on 17,153,510 shares outstanding as of March 17, 2014 and excludes:

●	2,788,108 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $4.26 per share;

●
50,728 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $66.02 per share and 42,527 shares of common stock issuable upon the vesting of outstanding restricted stock grants;

●	3,752,499 shares of common stock reserved for future grants and awards under our equity incentive plans; and

●	6,652 shares of common stock issuable upon the conversion of outstanding convertible notes with a weighted average conversion price of $45.10.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their over-allotment option.

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. You should carefully consider the risks under the heading “Risk Factors” beginning on page 11 of our Annual Report on Form 10-K for the fiscal year ended April 30, 2013, filed with the SEC on June 26, 2013, and our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2014, filed with the SEC on March 17, 2014, which information is incorporated by reference in this prospectus supplement, and the additional risks described below and other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference before deciding to invest in our securities. If any of the following risks actually occur, our business, results of operations, financial condition and cash flows could be materially adversely affected, the trading price of our common stock could decline significantly, and you might lose all or part of your investment. Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations.  In any case, the value of our securities could decline, and you could lose all or part of your investment, or our use of the offering proceeds may not yield a favorable return on your investment.  You should also refer to our financial statements and the notes to those statements, which are incorporated by reference in this prospectus supplement.

Risks Relating to the Offering

Our use of the offering proceeds may not yield a favorable return on your investment.

We currently intend to use the net proceeds received from the sale of the securities to further our clinical trials and efforts to obtain regulatory approval of Levosimendan and Oxycyte, develop our product candidates, support manufacturing of Levosimendan and Oxycyte, for research and development and for general corporate purposes, including working capital and potential acquisitions.  Our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. Pending the use of the proceeds in this offering, we will invest them. However, the proceeds may not be invested in a manner that yields a favorable or any return.

As a new investor, you will incur substantial dilution as a result of this offering and future equity issuances, and as result, our stock price could decline.

The offering price is substantially higher than the net tangible book value per share of our outstanding common stock. As a result, based on our capitalization as of January 31, 2014, investors purchasing shares of common stock will incur immediate dilution. In addition to this offering, subject to market conditions and other factors, it is likely that we will pursue additional financings in the future, as we continue to build our business. In future years, we will likely need to raise significant additional capital to finance our operations and to fund clinical trials, regulatory submissions and the development, manufacture and marketing of other products under development and new product opportunities. Accordingly, we may conduct substantial future offerings of equity or debt securities. The exercise of outstanding options and warrants and future equity issuances, including future public offerings or future private placements of equity securities and any additional shares issued in connection with acquisitions, will result in dilution to investors. In addition, the market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market.

In addition, our board of directors has the authority to establish the designation of additional shares of preferred stock that may be convertible into common stock without any action by our stockholders, and to fix the rights, preferences, privileges and restrictions, including voting rights, of such shares. Any such additional shares of preferred stock may have rights, preferences and privileges senior to those of outstanding common stock, and the issuance and conversion of any such preferred stock would further dilute the percentage ownership of our stockholders.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately ● million. We intend to use the net proceeds of this offering to further our clinical trials and efforts to obtain regulatory approval of Levosimendan and Oxycyte, develop our product candidates, support manufacturing of Levosimendan and Oxycyte, for research and development and for general corporate purposes, including working capital and potential acquisitions.  We currently do not have any arrangements or agreements for any acquisitions.  We cannot precisely estimate the allocation of the net proceeds from this offering.  Accordingly, our management will have broad discretion in the application of the net proceeds of this offering. Pending the use of net proceeds, we intend to invest these net proceeds in certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

Our net tangible book value as of January 31, 2014 was approximately $4,015,232, or approximately $0.29 per share of common stock. Net tangible book value per share is equal to our total tangible assets less our total liabilities, with this amount divided by the number of shares of common stock outstanding as of January 31, 2014.  After giving effect to the sale of ● shares of common stock in this offering at a price of $● per share, after deducting the underwriting discount and estimated expenses of this offering, our as adjusted net tangible book value would have been approximately $●, or $● per share of common stock.  Assuming the completion of this offering, this represents an immediate increase in net tangible book value of $● per share to our existing stockholders and an immediate dilution of $● per share to anyone who purchases our common stock in this offering. The following table illustrates this calculation on a per share basis:

Public offering price per share		●
Net Tangible book value per share as of January 31, 2014	$0.29
Increase per share attributable to the offering	●
Adjusted net tangible book value per share as of January 31, 2014 after giving effect to this offering		●
Dilution per share to new investors		●

The foregoing table is based on 13,671,105 shares of common stock outstanding as of January 31, 2014 and assumes no exercise of warrants or options or issuances of shares of common stock since that date.  In addition, the table does not take into effect further dilution to new investors that could occur upon the exercise of the outstanding options and warrants having an exercise price less than the per share offering price to the public in this offering.

In addition, the calculation in the foregoing table does not take into account any of the following:

●	2,813,749 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $4.52 per share;

●
50,728 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $16.02 per share and 42,629 shares of common stock issuable upon the vesting of outstanding restricted stock grants;

●	152,499 shares of common stock reserved for future grants and awards under our equity incentive plans;

●	6,652 shares of common stock issuable upon the conversion of outstanding convertible notes with a weighted average conversion price of $45.10;

●	130,770 shares of common stock issuable upon the conversion of outstanding Series C Convertible Preferred Stock with a weighted average conversion price of $1.95; and

●	3,299,200 shares of common stock issuable upon the conversion of outstanding Series E Convertible Preferred Stock.

DESCRIPTION OF COMMON STOCK

A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Capital Stock—Common Stock” beginning on page 4 of the accompanying prospectus.  As of January 31, 2014, we had 13,671,105 shares of common stock outstanding.

UNDERWRITING

We have entered into an underwriting agreement, dated March ●, 2014, with Ladenburg Thalmann & Co. Inc. as the representative of the underwriters. Ladenburg Thalmann & Co. Inc. and MTS Securities, LLC, are referred to herein as the “underwriters.” The underwriting agreement provides for the purchase of a specific number of shares of our common stock. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase the number of our securities set forth opposite their names below.

Name of Underwriter	Number of Shares
Ladenburg Thalmann & Co., Inc.	●
MTS Securities, LLC	●

A copy of the underwriting agreement will be filed on a current report on Form 8-K and be incorporated by reference into the registration statement of which this prospectus is a part.

We have been advised by the underwriters that they propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus. Any shares sold by the underwriter to securities dealers will be sold at the public offering price less a selling concession not in excess of $● per share. The underwriter may allow, and these selected dealers may re-allow, a concession of not more than $● per share to other brokers and dealers.

The underwriting agreement provides that the underwriters’ obligation to purchase the securities we are offering is subject to conditions contained in the underwriting agreement. The underwriters are obligated to purchase and pay for all of the securities offered by this prospectus other than those covered by the over-allotment option, if any of these securities are purchased.

No action has been taken by us or the underwriters that would permit a public offering of the shares of common stock in any jurisdiction where action for that purpose is required. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the shares of common stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of shares of common stock and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the shares of common stock in any jurisdiction where that would not be permitted or legal.

The underwriters have advised us that it does not intend to confirm sales to any accounts over which it exercises discretionary authority.

Underwriting discount and expenses

The following table summarizes the underwriting discount to be paid to the underwriters by us.

	Per Share		Total Without Over-Allotment Option		Total With Over-Allotment Option
Public offering price	$	●	$	●	$	●
Underwriting discount (8.0%)	$	●	$	●	$	●
Proceeds, before expenses, to us	$	●	$	●	$	●

We estimate that our total expenses of this offering, excluding the underwriting discount, will be approximately $150,000.

The securities we are offering are being offered by the underwriters subject to certain conditions specified in the underwriting agreement.

Other Relationships

The underwriters may, from time to time, engage in transactions with or perform services for us in the ordinary course of its business and may continue to receive compensation from us for such services.

In addition, we granted Ladenburg Thalmann & Co. Inc. a right of first refusal  to act as lead underwriter or placement agent in connection with any additional raises of funds by means of a public offering or a private placement of equity or debt securities using an underwriter or placement agent. This right of first refusal extends until July 19, 2014.

Over-allotment option

We have granted to the underwriters an option, exercisable no later than 45 calendar days after the date of the underwriting agreement to purchase up to ● additional shares of common stock at a price of $● per share from us to cover over-allotments. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with this offering. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional shares on the same terms as the other shares being offered hereby.

Determination of offering price

The public offering price of the shares we are offering were negotiated between us and the underwriters, based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the shares we are offering include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Lock-up Agreements

Our officers and directors, and each of their respective affiliates, have agreed with the underwriter to be subject to a lock-up period of 90 days following the date of the underwriting agreement. This means that, during the applicable lock-up period, such persons may not to offer for sale, contract to sell, sell, distribute, grant any option, right to warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for 90 days following the closing date of this offering, although we will be permitted to issue stock options to directors, officers, employees and consultants under our existing plans.  The underwriters may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Transfer Agent and Registrar

The transfer agent for the common stock is Interwest Transfer Company, Salt Lake City, Utah.

Stabilization, short positions and penalty bids

The underwriters may engage in over-allotment, syndicate covering transactions, stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock:

●
Over-allotment involves sales by the underwriters of securities in excess of the number of securities the underwriter is obligated to purchase, which creates a syndicate short position. The underwriters may close out any short position by purchasing shares in the open market.

●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions.

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

●
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.

In connection with this offering, the underwriters also may engage in passive market making transactions in our common stock on the NASDAQ Capital Market in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the NASDAQ Capital Market, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriter may be required to make with respect to any of these liabilities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, and proxy and information statements and other information with the SEC.  You may read and copy materials that we have filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Copies of reports and other information from us are available on the SEC’s website at http://www.sec.gov.  Such filings are also available at our website at http://www.oxybiomed.com.  Website materials are not a part of this prospectus supplement.

We have filed a registration statement, of which this prospectus supplement and the accompanying prospectus are a part, covering the securities offered hereby.  As allowed by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits, financial statements and schedules thereto.  We refer you to the registration statement, as amended, filed with the SEC on April 12, 2013, the exhibits, financial statements and schedules thereto for further information.  This prospectus supplement and the accompanying prospectus are qualified in their entirety by such other information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The following documents filed with the SEC are hereby incorporated by reference in this prospectus supplement:

(a) Our Annual Report on Form 10-K for the fiscal year ended April 30, 2013, filed with the SEC on June 26, 2013;

(b) Our Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2013, filed with the SEC on September 17, 2013, our Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2013, filed with the SEC on December 17, 2013, and our Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2014, filed with the SEC on March 17, 2014;

(c) Our Current Reports on Form 8-K filed with the SEC on May 1, 2013, May 15, 2013, May 16, 2013, July 25, 2013, August 13, 2013, August 26, 2013, October 25, 2013, November 8, 2013, November 19, 2013, December 9, 2013, December 23, 2013, and March 6, 2014, and our Current Reports on Form 8-K/A filed with the SEC on July 31, 2013, December 20, 2013, and January 22, 2014; and

(d) The description of our Common Stock contained in our Registration Statement on Form 8-A filed on January 11, 2010, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by Oxygen Biotherapeutics pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, including prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing of such documents.   However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this prospectus.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein.  All requests should be sent to the attention of Nancy Hecox, Vice President of Legal Affairs and General Counsel, Oxygen Biotherapeutics, Inc., ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560 or made via telephone at (919) 855-2100.

LEGAL MATTERS

The validity of our securities issuable hereunder has been passed upon for Oxygen Biotherapeutics by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina.  Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the underwriters in connection with various matters related to the securities offered hereby.

EXPERTS

Cherry, Bekaert & Holland, L.L.P., our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K, for the year ended April 30, 2013, filed on June 26, 2013, which is incorporated by reference in this prospectus supplement.  Our consolidated financial statements are incorporated by reference in reliance on their report given upon their authority as experts in accounting and auditing.

PROSPECTUS

$60,000,000
Common Stock
Preferred Stock
Warrants

From time to time, we may offer and sell the following securities with an aggregate offering price of up to $60,000,000 in amounts, at prices and on terms described in one or more supplements to this prospectus:  (i) shares of common stock, (ii) shares of preferred stock, and (iii) warrants to purchase shares of common stock or preferred stock.

This prospectus describes some of the general terms that may apply to an offering of the securities. The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference into this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with a specific offering. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectuses that we have authorized for use in connection with a specific offering, as well as any documents incorporated by reference in this prospectus and the applicable prospectus supplement, before you invest.

This prospectus may not be used to offer and sell securities without a prospectus supplement.

We may offer and sell the securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any agents or underwriters are involved in the sale of any of the securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The supplements to this prospectus will provide the specific terms of the plan of distribution. The net proceeds we expect to receive from sales by us will be set forth in the applicable prospectus supplement.

Our common stock is traded on the Nasdaq Capital Market and is quoted under the symbol OXBT. On April 10, 2013, the last reported sale price of our common stock was $0.24 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 2 and those contained in the applicable prospectus supplement and in any related free writing prospectuses that we have authorized for use in connection with a specific offering and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 22, 2013

Prospectus

ABOUT THIS PROSPECTUS	2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
ABOUT OXYGEN BIOTHERAPEUTICS, INC.	3
RISK FACTORS	3
USE OF PROCEEDS	4
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF WARRANTS	11
PLAN OF DISTRIBUTION	12
WHERE YOU CAN FIND MORE INFORMATION	13
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	14
LEGAL MATTERS	14
EXPERTS	14

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of the securities referred to herein from time to time and in one or more offerings as described herein up to a maximum aggregate offering price of $60,000,000. Each time that we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Oxygen Biotherapeutics,” “the Company,” “we,” “our” and “us” in this prospectus, we mean Oxygen Biotherapeutics, Inc., a Delaware corporation, unless otherwise specified.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this prospectus and the information it incorporates by reference may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  All information relative to future markets for our products and trends in and anticipated levels of revenue, gross margins and expenses, as well as other statements containing words such as “believe,” “project,” “may,” “will,” “anticipate,” “target,” “plan,” “estimate,” “expect” and “intend” and other similar expressions constitute forward-looking statements.  These forward-looking statements are subject to business, economic and other risks and uncertainties, both known and unknown, and actual results may differ materially from those contained in the forward-looking statements.  Examples of risks and uncertainties that could cause actual results to differ materially from historical performance and any forward-looking statements include, but are not limited to, the risks described under the heading “Risk Factors” on page 2 of this prospectus, in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, as well as any subsequent filings with the SEC.  Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements.  Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made.  You should read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectuses that we have authorized for use in connection with this offering, together with the information incorporated herein or therein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect.  We hereby qualify all of our forward-looking statements by these cautionary statements.  Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

ABOUT OXYGEN BIOTHERAPEUTICS, INC.

Oxygen Biotherapeutics is engaged in the business of developing biotechnology products with a focus on oxygen delivery to specific target tissues. We are currently developing Oxycyte®, a systemic perfluorocarbon, or PFC, product we believe is a safe and effective oxygen carrier for use in situations of acute ischemia.  In addition, we have developed a family of perfluorocarbon-based oxygen carriers for use in personal care, topical wound healing, and other topical indications. While Oxycyte has been successful in two clinical trials and is currently being evaluated in a Phase II-b clinical trial for the treatment of traumatic brain injury, or TBI, we also plan to focus on developing our most advanced topical products: Dermacyte® and Wundecyte™, as we believe these products have a significant opportunity for near-term commercialization.

Our principal executive offices are located at ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560, and our telephone number is (919) 855-2100.  Our Internet address is http://www.oxybiomed.com. The information on our website is not incorporated by reference into this prospectus, and you should not consider it part of this prospectus.

Oxygen Biotherapeutics was originally formed as a New Jersey corporation in 1967 under the name Rudmer, David & Associates, Inc., and subsequently changed its name to Synthetic Blood International, Inc.  Effective June 30, 2008, we changed the domiciliary state of the corporation to Delaware and changed the company name to Oxygen Biotherapeutics, Inc.

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. You should carefully consider the risks under the heading “Risk Factors” beginning on page 11 of our Annual Report on Form 10-K for the fiscal year ended April 30, 2012, filed with the SEC on July 25, 2012, and our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2013, filed with the SEC on March 18, 2013, which information is incorporated by reference in this prospectus, the additional risks described below and other information in this prospectus and the documents incorporated by reference before deciding to invest in our securities. If any of the risks actually occur, our business, results of operations, financial condition and cash flows could be materially adversely affected, the trading price of our common stock could decline significantly, and you might lose all or part of your investment. Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations.  In any case, the value of our securities could decline, and you could lose all or part of your investment.  You should also refer to our financial statements and the notes to those statements, which are incorporated by reference in this prospectus.  For more information, see “Where You Can Find More Information.”

If we cannot meet the NASDAQ Capital Market continued listing requirements, our common stock may be delisted which could have an adverse impact on the liquidity and market price of our common stock.

Our common stock is currently listed on NASDAQ. Continued listing of a security on NASDAQ is conditioned upon compliance with various continued listing standards, which require, among other things, that for 30 consecutive trading days (i) the closing minimum bid price for our listed securities not be lower than $1.00 per share and (ii) our market capitalization not be lower than $35 million. The closing bid price for our shares has been less than $1.00 per share since August 21, 2012 and our market capitalization has been less than $35 million since August 8, 2012.

On September 20, 2012 we received a deficiency notice from NASDAQ due to our market capitalization falling below $35 million for 30 consecutive days. We were required to regain compliance with this continued listing standard before March 19, 2013. On October 3, 2012 we received a deficiency notice from NASDAQ due to the closing bid price for our shares falling below $1.00 per share for 30 consecutive days. We were required to regain compliance with this continued listing standard before April 1, 2013.

However, we were not able to regain compliance with the market capitalization requirement by March 19, 2013.  As a result NASDAQ notified us by letter dated March 20, 2013 of the Staff’s decision to delist our securities from NASDAQ.  We have appealed the Staff’s determination by requesting a hearing (the “Hearing”) before a NASDAQ Hearings Panel (the “Panel”) to seek continued listing pending our return to compliance with the minimum market value requirement under Rule 5550(b)(2).  While the appeal is pending, our securities will not be delisted.  In addition, we were not able to regain compliance with the minimum bid price listing standard by April 1, 2013.  As a result NASDAQ notified us by letter dated April 4, 2013 that our failure to comply with Rule 5550(a)(2) serves as an additional basis to delist our securities from The NASDAQ Capital Market, and that the Panel, in connection with the Hearing, will consider this matter in rendering a determination regarding our continued listing on The NASDAQ Capital Market. However, there can be no assurance that the Panel will grant our request for continued listing or that we will be able to regain compliance with NASDAQ listing standards within the time periods established by NASDAQ, or at all.  Delisting from NASDAQ would negatively impact us and our stockholders by, among other things, reducing the liquidity and market price of our common stock and adversely affecting our ability to raise additional capital.

USE OF PROCEEDS

Except as described in the applicable prospectus supplement, we anticipate using the net proceeds from the sale of our common stock, preferred stock and warrants for general corporate purposes, including capital expenditures, working capital, repayment of any indebtedness outstanding, acquisitions and other business opportunities. Pending such uses of proceeds, the net proceeds may be temporarily invested in short-term securities

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms of our capital stock. The following description is based upon our Certificate of Incorporation, as amended, which we will refer to hereafter as our Certificate of Incorporation, our Bylaws and applicable provisions of law. We have summarized certain portions of the Certificate of Incorporation and Bylaws below. The summary is not complete. The Certificate of Incorporation and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you.

Our authorized capital stock consists of 400,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock in one or more series, $0.0001 par value per share.

Common Stock

As of April 10, 2013, there were 38,599,807 shares of our common stock outstanding held of record by 1,351 stockholders. In addition, there are outstanding notes, options, warrants and rights to acquire up to an additional        19,401,253 shares of common stock.

Holders of the common stock are entitled to one vote per share on all matters submitted to the stockholders for a vote. There are no cumulative voting rights in the election of directors. The shares of common stock are entitled to receive such dividends as may be declared and paid by the Board of Directors out of funds legally available therefor and to share, ratably, in the net assets, if any, of Oxygen Biotherapeutics upon liquidation. The stockholders have no preemptive rights to purchase any shares of our capital stock.

The transfer agent for the common stock is Interwest Transfer Company, Salt Lake City, Utah. Our common stock is traded on the Nasdaq Capital Market and is quoted under the symbol OXBT.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series includes, but is not limited to, determining the following:

●	the designation of the series, which may be by distinguishing number, letter or title;

●	the number of shares of the series;

●	the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, are cumulative or noncumulative;

●	dates at which dividends, if any, are payable;

●	the redemption rights and price or prices, if any, for shares of the series;

●	the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

●	the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs;

●
whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of Oxygen Biotherapeutics or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

●	restrictions on the issuance of shares of the same series or of any other class or series; and

●	the voting rights, if any, of the holders of shares of the series.

Series A Convertible Preferred Stock

General

There are currently no shares of Series A Convertible Preferred Stock outstanding, and we do not currently expect to issue any in the future. Under our Certificate of Incorporation, as amended, our Board of Directors is authorized, without further stockholder action, to provide for the issuance of up to 10,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. By the filing of a Certificate of Designations with the Secretary of State of the State of Delaware, we designated 7,500 shares of our authorized but unissued preferred stock as a series of our preferred stock, designated as Series A Convertible Preferred Stock, of which 6,000 shares have been issued.

Holders of the Series A Convertible Preferred Stock have no preemptive or preferential right to purchase or subscribe to stock, obligations, warrants or other of our securities of any class, other than the right to convert into shares of our common stock as described herein and if we grant, issue or sell options, convertible securities or rights to purchase stock, warrants, securities or other property to the holders of common stock, then holders of Series A Convertible Preferred Stock would have the right to acquire such rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon conversion of the Series A Convertible Preferred Stock held immediately before the record date for such grant, issuance or sale. We do not intend to list the Series A Convertible Preferred Stock on any securities exchange.

Ranking

The Series A Convertible Preferred Stock, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution, ranks:

●
senior to our common stock, and, except as described below, to each other class of capital stock established after the original issue date of the Series A Convertible Preferred Stock (which we will refer to as the “Issue Date”), (which we will refer to collectively as “Junior Stock”);

●
equally with any class of capital stock established after the Issue Date, issued after the express written consent of the holders of a majority of the aggregate outstanding shares of Series A Convertible Preferred Stock, the terms of which expressly provide that the right of the holders thereof, either as to the payment of dividends or as to distributions in the event of our voluntary or involuntary liquidation, dissolution or winding up, (i) are not given preference over the rights of the holders of the Series A Convertible Preferred Stock and (ii) rank on an equality with the rights of the holders of the Series A Convertible Preferred Stock (which we will refer to collectively as “Parity Stock”); and

●
junior to each class of capital stock established after the Issue Date, issued after the express written consent of the holders of a majority of the aggregate outstanding shares of Series A Convertible Preferred Stock, the terms of which expressly provide that the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of our voluntary or involuntary liquidation, dissolution or winding up are given preference over the right of the holders of the Series A Convertible Preferred Stock (which we will refer to collectively as “Senior Stock”).

Dividends

Holders of the Series A Convertible Preferred Stock are entitled to receive dividends at the rate of 7% per annum, paid monthly in arrears. Dividends will be calculated without giving effect to any reduction for payment of installments. We may elect to pay dividends in cash or, subject to certain conditions, in shares of our common stock.

If we pay dividends in shares of common stock, the shares of common stock will be valued for such purposes, at the average of the volume weighted average prices (“VWAP”) for the five trading days in which the VWAP is at its lowest price during the twenty (20) consecutive trading days, excluding the two trading days during such period in which the VWAP is at its lowest price, ending immediately prior to the twenty-third (23rd) trading day prior to the applicable dividend payment date, subject to a “true up” based on the five trading days in which the VWAP is at its lowest price during the twenty (20) consecutive trading days ending on the trading day immediately prior to the applicable dividend or amortization payment date.

Series A Convertible Preferred Stock is entitled to participate on an as-converted basis in any distributions or dividends paid to the common stock.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, each holder of Series A Convertible Preferred Stock will be entitled to receive and to be paid out of our assets available for distribution to our stockholders, before any payment or distribution is made to holders of Junior Stock (including our common stock), a liquidation preference equal to the initial stated value of such holder’s Series A Convertible Preferred Stock, plus accrued and unpaid dividends and a make-whole amount equal to dividends that would have accrued on the Series A Convertible Preferred Stock had such shares remained outstanding through January 12, 2013. If, upon our voluntary or involuntary liquidation, dissolution or winding-up, our assets available for distribution to our stockholders shall be insufficient to pay the holders of shares of Series A Convertible Preferred Stock the full amount to which they shall be entitled, the holders of the Series A Convertible Preferred Stock and the Parity Stock will share equally and ratably in any distribution of our assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. After payment of the full amount of the liquidation preference and accrued and unpaid dividends to which they are entitled, the holders of the Series A Convertible Preferred Stock will be entitled to participate with the holders of our common stock on an as-converted to common stock basis in the distribution of our remaining assets.

Voting Rights

The holders of the Series A Convertible Preferred Stock will generally have no voting rights, except as required from time to time by law and except that the consent of the holders of a majority of the outstanding Series A Convertible Preferred Stock will be required to (i) alter or amend the Certificate of Designations or any other organizational document of the Company in a manner that adversely affects the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Convertible Preferred Stock, (ii) increase or decrease the number of authorized shares of Series A Convertible Preferred Stock, (iii) create or authorize any new class or series of shares that has a preference over or is on a parity with the Series A Convertible Preferred Stock with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company; (iv) purchase, repurchase or redeem any shares of common stock (other than (a) pursuant to equity incentive agreements with employees giving us the right to repurchase shares upon the termination of services at cost and (b) upon surrender of restricted stock in connection with tax withholding); (v) pay dividends or make any other distribution on the common stock or other Capital Stock (other than the Series A Convertible Preferred Stock); (vi) increase the amount of any securities issuable pursuant to any employee benefit plan, agreement or arrangement which has been approved by our Board of Directors; (vii) whether or not prohibited by the terms of the Series A Convertible Preferred Stock, circumvent a right of the Series A Convertible Preferred Stock; (viii) amend any provision of the Certificate of Designations with respect to the Preferred Shares; or (ix) generally incur debt, other than equipment leases and vendor debt. In matters where holders of the Series A Convertible Preferred Stock are entitled to vote, each share of the Series A Convertible Preferred Stock shall be entitled to one vote.

Conversion Rights

Holders of Series A Convertible Preferred Stock may elect to convert shares of Series A Convertible Preferred Stock into shares of our common stock at the then-existing conversion price at any time. The conversion rate is determined by dividing the conversion amount (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Convertible Preferred Stock) by the conversion price in effect at the time of conversion. The initial conversion price will be subject to adjustment upon the issuance of any common stock or securities convertible into common stock below the then-existing conversion price. All shares of common stock distributed upon conversion will be freely transferable without restriction under the Securities Act of 1933, as amended (other than by our affiliates). If a holder of shares of Series A Convertible Preferred Stock elects to convert its shares into common stock, the holder shall also be entitled to receive the make-whole amount, which, the Company may pay in shares of common stock, subject to certain conditions.

Company Conversion/Redemption

On each one month anniversary of the Issue Date of the Series A Convertible Preferred Stock we will redeem one-sixth of the shares of Series A Convertible Preferred Stock held by a holder of Series A Convertible Preferred Stock. We may pay these monthly amortization payments in cash or, subject to certain conditions, in shares of our common stock.

If we pay the amortization payment in shares of common stock, we will deliver that number of shares of common stock equal to the amount of the monthly amortization payment divided by a per share amortization price, which shall be the lesser of (i) the then-existing conversion price and (ii) 90% of a calculated market price per share of common stock. The market price per share is calculated as described in “Description of Convertible Preferred Stock – Dividends” above.

Under certain circumstances, including our breach of the terms contained in the Certificate of Designations, the holders of Series A Convertible Preferred Stock may require us to redeem the outstanding balance of the Series A Convertible Preferred Stock in cash at the higher of 125% of the applicable conversion price or the current market price, plus, in either case, the make-whole amount. In addition, upon a change-in-control, the holders of Series A Convertible Preferred Stock may require us to redeem the outstanding shares of Series A Convertible Preferred Stock in cash at a premium as described in the Certificate of Designations.

Limitations on Issuance of Common Stock

Holders of Series A Convertible Preferred Stock may not convert their shares of Series A Convertible Preferred Stock to the extent that the conversion would result in the holder and its affiliates beneficially owning 4.99% or more (subject to adjustments as set forth in the Certificate of Designations) of our common stock. The amount of beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations of that section.

Certain Nasdaq continued listing standards limit the number of securities that may be issued in a particular offering, when the issuance or potential issuance would result in a “change of control” as defined by Nasdaq. Accordingly, without prior stockholder approval, common stock may not be issued upon the conversion or redemption of, or as a dividend on, the Series A Convertible Preferred Stock, as applicable, if such conversion, redemption or dividend would result in aggregate issuances by us of common stock equal to or greater than 20% of the outstanding shares of our common stock immediately prior to the offering.

Series B-1 Convertible Preferred Stock

General

There are currently 487 shares of Series B-1 Convertible Preferred Stock outstanding, and we do not currently expect to issue any additional shares of Series B-1 Convertible Preferred Stock in the future. Under our Certificate of Incorporation, as amended, our Board of Directors is authorized, without further stockholder action, to provide for the issuance of up to 10,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. By the filing of a Certificate of Designations with the Secretary of State of the State of Delaware, we designated 1,600 shares of our authorized but unissued preferred stock as a series of our preferred stock, designated as Series B-1 Convertible Preferred Stock, of which 1,600 shares have been issued.

Liquidation Preference

The Series B-1 Convertible Preferred Stock ranks, with respect to rights upon liquidation, winding-up or dissolution, (1) senior to common stock, (2) senior to any series of preferred stock ranked junior to the Series B-1 Convertible Preferred Stock, and (3) junior to all existing and future indebtedness of the Company.

Voting Rights

Except as required by law, holders of the Series B-1 Convertible Preferred Stock do not have rights to vote on any matters, questions or proceedings, including the election of directors. However, as long as any shares of Series B-1 Convertible Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B-1 Convertible Preferred Stock, (1) alter or change adversely the powers, preferences or rights given to the Series B-1 Convertible Preferred Stock or alter or amend the certificate of designation, (2) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon liquidation senior to, or otherwise pari passu with, the Series B-1 Convertible Preferred Stock, (3) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B-1 Convertible Preferred Stock, (4) increase the number of authorized shares of Series B-1 Convertible Preferred Stock, or (5) enter into any agreement with respect to any of the foregoing.

Delaware Law

Notwithstanding certain protections in the certificate of designation for holders of Series B-1 Convertible Preferred Stock, Delaware law also provides holders of preferred stock with certain rights. The holders of the outstanding shares of Series B-1 Convertible Preferred Stock will be entitled to vote as a class upon a proposed amendment to the certificate of incorporation if the amendment would:

●	increase or decrease the aggregate number of authorized shares of Series B-1 Convertible Preferred Stock;

●	increase or decrease the par value of the shares of Series B-1 Convertible Preferred Stock; or

●	alter or change the powers, preferences, or special rights of the shares of Series B-1 Convertible Preferred Stock so as to affect them adversely.

Conversion

Subject to certain ownership limitations as described below, the Series B-1 Convertible Preferred Stock is convertible at any time at the option of the holder into shares of our common stock at a conversion ratio determined by dividing the stated value of the Series B-1 Convertible Preferred Stock (or $1,000) by a conversation price of $0.25 per share. The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. In addition, until such time that, for at least 20 consecutive trading days, the volume weighted average price of our common stock exceed $1.00 (as adjusted for reverse and forward stock splits and similar transactions) and the daily dollar trading volume during such period exceeds $100,000 per trading day, if we sell or grant any option to purchase or sell any common stock or common stock equivalents entitling any person to acquire shares of common stock at an effective price per share that is lower than the conversion price then in effect (such lower price, the “Base Conversion Price”), then the conversion price shall be reduced to equal the Base Conversion Price.

On the 10th trading day following the earlier of (a) the first reverse split of our common stock while the Series B-1 Convertible Preferred Stock is outstanding or (b) the 75th calendar day following the closing of the initial sale of the Series B-1 Convertible Preferred Stock, which we refer to as the Trigger Date, the Base Conversion Price will be reduced to the lowest of (i) the Base Conversion Price, as adjusted and (ii) 80% of the average of the volume weighted average prices of our common stock for the 10 trading days following the reverse split or Trigger Date, as applicable.

Subject to limited exceptions, a holder of shares of Series B-1 Convertible Preferred Stock will not have the right to convert any portion of its Series B-1 Convertible Preferred Stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

Certain NASDAQ continued listing standards limit the number of securities that may be issued in a particular offering. Accordingly, without prior shareholder approval (the “Stockholder Approval”), common stock may not be issued upon the conversion of the Series B-1 Convertible Preferred Stock, or upon conversion or exercise of preferred stock and warrants issued in connection with the sale of the Series B-1 Convertible Preferred Stock, if such conversion or exercise would result in aggregate issuances by us of common stock in excess of 6,333,041 shares.

Forced Conversion

If, after the Stockholder Approval has been obtained and after the earlier of the reverse split or the Trigger Date, the volume weighted average price of our common stock exceeds $1.00 (as adjusted) for at least 20 consecutive trading days and the daily dollar trading volume during such period exceeds $100,000 per trading day, we have the right to require conversion of any or all of the outstanding shares of Series B-1 Convertible Preferred Stock into common stock at the then-current conversion price.

Dividends

The Series B-1 Convertible Preferred Stock is entitled to receive dividends (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock. No other dividends will be paid on shares of Series B-1 Convertible Preferred Stock.

Liquidation

Upon any liquidation, dissolution or winding up of the Company after payment or provision for payment of debts and other liabilities of the Company, but before any distribution or payment is made to the holders of any junior securities, the holders of Series B-1 Convertible Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount equal to $1,000 per share plus accrued but unpaid dividends, after which any remaining assets of the Company shall be distributed among the holders of the other class or series of stock in accordance with the Company’s Certificate of Incorporation.

Series B-2 Convertible Preferred Stock

General

There are currently 500 shares of Series B-2 Convertible Preferred Stock outstanding, and we do not currently expect to issue any additional shares of Series B-2 Convertible Preferred Stock in the future. Under our Certificate of Incorporation, as amended, our Board of Directors is authorized, without further stockholder action, to provide for the issuance of up to 10,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. By the filing of a Certificate of Designations with the Secretary of State of the State of Delaware, we designated 500 shares of our authorized but unissued preferred stock as a series of our preferred stock, designated as Series B-2 Convertible Preferred Stock, of which 500 shares have been issued. The terms of the Series B-2 Convertible Preferred Stock are substantially identical to the terms of the Series B-1 Convertible Preferred Stock.

Certain Provisions of the Certificate of Incorporation and Bylaws; Indemnification

Special Meetings of Stockholders. Our Bylaws provide that special meetings of stockholders may be called only by the Chairman, President or by a majority of the Board of Directors, or by a person designated by the Board of Directors. Stockholders are not permitted to call a special meeting of stockholders or to require that the Chairman, the President or the Board of Directors request the calling of a special meeting of stockholders.

Advance Notice Requirement. Stockholder proposals to be brought before an annual meeting of our stockholders must comply with advance notice procedures. These advance notice procedures require timely notice and apply in several situations, including stockholder proposals relating to the nomination of persons for election to the Board of Directors. Generally, to be timely, notice must be received at our principal executive offices not less than 120 days prior to the first anniversary of the date on which we first mailed notice of the annual meeting to stockholders in connection with the previous year’s annual meeting of stockholders.

Blank Check Preferred Stock. Our Board of Directors is authorized by our Certificate of Incorporation to issue, without further stockholder action, up to 10,000,000 shares of designated preferred stock with rights and preferences, including voting rights, designated by the Board of Directors. The existence of the authorized but unissued shares of preferred stock enables our Board of Directors to render more difficult or to discourage an attempt to obtain control of Oxygen Biotherapeutics by means of a merger, tender offer, proxy contest or otherwise.

Limitation of Liability and Indemnification of Officers and Directors. Pursuant to the Certificate of Incorporation and under Delaware law, directors and executive officers are not liable to Oxygen Biotherapeutics or its stockholders for monetary damages for breach of fiduciary duty, except liability in connection with a breach of duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, dividend payments or stock repurchases illegal under Delaware law, or any transaction in which a director has derived an improper personal benefit.

Our Certificate of Incorporation and Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which such person may be involved by reason of the fact that such person was our director or officer if such person acted in good faith or in a manner reasonably believed to be in or not opposed to our best interests. To the extent that a director or officer has been successful in defense of any proceeding, our bylaws provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

The limitations of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit our stockholders and us. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Certain anti-takeover effects of Delaware law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an interested stockholder (defined generally as a person owning 15% or more of the corporation’s outstanding voting stock) of a Delaware corporation from engaging in a business combination (as defined in Section 203) for three years following the date that such person became an interested stockholder unless various conditions are satisfied.

DESCRIPTION OF WARRANTS

This description summarizes only the terms of any warrants that we may offer under this prospectus and related warrant agreements and certificates. You should refer to the warrant agreement, including the form of warrant certificate representing the warrants, relating to the specific warrants being offered for complete terms, which will be described and included in an accompanying prospectus supplement. Such warrant agreement, together with the warrant certificate, will be filed with the SEC in connection with the offering of the specific warrants.

We may issue warrants for the purchase of common or preferred stock. Warrants may be issued independently or together with common or preferred stock, and may be attached to or separate from any other securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We may enter into the warrant agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to the particular series of warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the series. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities issuable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities issuable upon exercise of such warrants may be acquired;

●	the dates on which the right to exercise such warrants will commence and expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Exercise of Warrants. Each warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time:

●	through agents;

●	through underwriters or dealers;

●	directly to one or more purchasers;

●	through a combination of any of these methods of sale; or

●	through any other methods described in a prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

●	negotiated transactions;

●	at a fixed public offering price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with or perform services for us and our affiliates in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, and proxy and information statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of reports and other information from us are available on the SEC’s website at http://www.sec.gov. Such filings are also available at our website at http://www.oxybiomed.com. Website materials are not a part of this prospectus

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended April 30, 2012, filed with the SEC on July 25, 2012;

●
Our Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2012, filed with the SEC on September 19, 2012, our Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2012, filed with the SEC on December 14, 2012 and our Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2013, filed with the SEC on March 18, 2013;

●
Our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on June 15, 2012, August 28, 2012, September 7, 2012, September 21, 2012, October 5, 2012, February 25, 2013, February 27, 2013, March 21, 2013, and April 5, 2013 (other than any portions thereof deemed furnished and not filed); and

●	The description of our Common Stock contained in our Registration Statement on Form 8-A filed on January 11, 2010, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by Oxygen Biotherapeutics pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, including prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.   However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this prospectus.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein.  All requests should be sent to the attention of Nancy Hecox, Vice President of Legal Affairs and General Counsel, Oxygen Biotherapeutics, Inc., ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560 or made via telephone at (919) 855-2100.

Copies of the documents incorporated by reference may also be found on our website at http://www.oxybiomed.com.

LEGAL MATTERS

The validity of our securities issuable hereunder and certain other legal matters will be passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP, Raleigh, North Carolina.

EXPERTS

Cherry Bekaert LLP (formerly “Cherry, Bekaert & Holland, L.L.P.”), our independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K, for the year ended April 30, 2012, filed on July 25, 2012, which is incorporated by reference in this prospectus.  Our financial statements are incorporated by reference in reliance on their report given upon their authority as experts in accounting and auditing.

● Shares of Common

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PROSPECTUS SUPPLEMENT
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Ladenburg Thalmann & Co. Inc.	MTS Securities, LLC

March ●, 2014